EXHIBIT 10.1

Royal Style Design, Inc.
478 East Altamonte Drive Unit 108 PMB 281
Altamonte Springs, FL 32701 Phone 407.694.2782 Fax 407.553.0064

Area	Service	City	Price	Line

Sub total

Signature___________________________________

This is not a final estimate.
If you have any questions concerning this estimate, please contact: Dmitry Terikov at 407 694 27 82 or royalstyledesign@yahoo.com

THANK YOU FOR YOUR BUSINESS!